Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-111998) of MarketWatch, Inc. of our report dated March 24, 2004 relating to the financial statements, which appear in this Form 10-K/A.

PricewaterhouseCoopers LLP

San Jose, California
September 3, 2004